Exhibit 4.59

EXCLUSIVE EQUITY OPTION AGREEMENT

among

Shanghai Jinpai E-Commerce Co., Ltd.

and

Wang Weiwei

Zhang Lan

March 1, 2022

EXCLUSIVE EQUITY OPTION AGREEMENT

This Exclusive Equity Option Agreement (this “Agreement”) is entered into by and between the following two parties as of March 1, 2022 in Shanghai, People's Republic of China (“PRC”, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan, for purposes of this Agreement).

Party A: Shanghai Jinpai E-Commerce Co., Ltd.

Address: Room 302-L, 3/F, 11, 1888 Lane, Caoyang Road, Putuo District, Shanghai

Legal Representative: Wang Weiwei

Party B:

(1) Wang Weiwei

Nationality: Chinese

ID Card No.: 310110197902011642

Domicile: Room 1003, Building 2, No. 1188 Jiangpu Road, Yangpu District, Shanghai

(2) Zhang Lan

Nationality: PRC

ID No.: 110105197412308728

Domicile: Room 8, Entrance 2, Building 29, 9 Huangsi Avenue, Chaoyang District, Beijing

Party A and Party B are collectively referred to in this Agreement as the “Parties” and individually as a “Party” or “each Party”.

Whereas:

(1)
Party A is a wholly foreign-owned enterprise incorporated and validly existing under the laws of the PRC with independent legal person status;

(2)
Wang Weiwei owns 95% of the registered capital of the Shanghai Jinyou Auto Technology Co., LTD (the “Company”); Zhang Lan owns 5% of the registered capital of the Company;

(3)
Party B is willing to grant to Party A and/or any other entity or individual designated by Party A an irrevocable and exclusive right to purchase directly or indirectly all or part of equity interests in the Company held by Party B;

(4)
The Parties shall enter into a separate Equity Pledge Agreement simultaneously with this Agreement, in which Party B shall pledge all of his or her equity interests in the Company to Party A.

Now, therefore, in consideration of the foregoing premises and the covenants and agreements of the Parties, the Parties agree as follows:

I
Exclusive Right

1.
Grant Right: Party B hereby irrevocably grants to Party A or other third party as Party A in its sole discretion deems appropriate (i.e., Party A designated third party) shall have an irrevocable and exclusive right to:

a.
Party A or its designated third party may purchase all or part of the equity interests held by Party B then in the Company at any time, as long as allowed by the laws and regulations of the PRC.

b.
Party A shall have the right but shall not be obligated to purchase or designate a third party to purchase all or part of the equity interests held by Party B.

c.
Before Party A waives the aforesaid exclusive right in writing, Party B shall have no right to transfer its equity interest in the Company to other parties, i.e. Party B shall ensure that no other person shall have the right to purchase the equity interests of the Company except for Party A or its designated third party.

2.
Exercise of Exclusive Right

a.
To the extent permitted by the laws and regulations of PRC, Party A shall determine the particular timing, method and times to exercise such right in its sole and absolute discretion. At any time, Party A may exercise the equity option by giving a written notice (the “Exercise Notice”) to Party B specifying the amount of equity interests to be purchased.

b.
Party A may choose to exercise the equity option including, without limitation, the following methods:

i) Purchase the equity interest at the minimum amount permitted by the then current PRC laws, or such higher amount as may be agreed by Party A in its sole discretion (the “Transfer Price”);

ii) Exercise the pledge right in accordance with the Equity Interest Pledge Agreement; and

iii) Purchase equity interests in the Company in such other manner and with such consideration as Party A deems appropriate.

c.
If Party A and/or other entity or individual designated by it is permitted by then effective PRC laws to hold all equity interests in the Company, Party A shall have the right to exercise its entire exclusive right to purchase equity interests in the Company in a lump sum, and Party A and/or other entity or individual designated by it shall acquire from Party B all equity interests in the Company in a lump sum; if Party A and/or other entity or individual designated by it is only permitted by the then effective PRC law to hold part of equity interests in the Company, Party A shall have the right to determine the amount of the transferred equity interest up to the equity percentage prescribed by the then effective PRC law (the “Upper Limit of Shareholding”), and Party A and/or other entity or individual designated by it shall acquire from Party B such transferred equity interest. In the latter case, Party A shall have the right to gradually relax the Upper Limit of Shareholding permitted by the PRC law and exercise the exclusive right to purchase the equity interest in the Company on installments so as to eventually obtain all equity interest in the Company.

d.
At each exercise by Party A, Party B shall transfer its corresponding equity interests in the Company to Party A and/or other entity or individual designated by Party A in proportion to its shareholding in the Company and the amount of transferred equity interests determined by Party A during such exercise. Party A and/or other entity or individual designated by it shall pay the transfer price to Party B for the transferred equity in each exercise.

e.
Party B hereby covenants and warrants that once Party A issues the Exercise Notice:

i) It shall immediately adopt shareholders’ resolution and take all other necessary actions to consent to the transfer of all the transferred equity to Party A and/or other entity or individual designated by it at the Transfer Price;

ii) It shall promptly enter into an equity transfer agreement with Party A and/or other entity or individual designated by it, and transfer all the transferred equity to Party A and/or other entity or individual designated by it at the Transfer Price; and

iii) It shall provide Party A with necessary support pursuant to Party A's requirements, laws and regulations (including the provision and execution of all relevant legal documents, completion of all governmental approval and registration formalities and assumption of all the relevant obligations) so that Party A and/or other entity or individual designated by it can obtain all the transferred equity without legal defect.

f.
Upon execution of this Agreement, Party B shall sign a power of attorney (see Appendix I, hereinafter the “Power of attorney”) respectively, entrusting any person designated by Party A to, on its behalf, execute any and all necessary legal documents pursuant to this Agreement for Party A and/or other entity or individual designated by it to obtain all the transferred equity without legal defect. Such Power of Attorney shall be delivered to Party A for storing. Party A may request Party B to execute several Power of Attorney at any time and submit such Power of Attorney to relevant government authority.

g.
Party B shall transfer the transferred equity to Party A or any third party designated by Party A for free within ten (10) days after receipt of the Transfer Price.

II
Representations and Warranties

1.
At the execution of this Agreement, Party A represents and warrants to Party B that:

a.
Party A is a wholly foreign-owned enterprise established under the PRC laws;

b.
Party A has obtained all necessary and proper permits and authorizations for execution and performance of this Agreement.

c.
Neither the execution nor the performance of this Agreement by Party A shall violate any laws, regulations, government permits, government announcements or other governmental documents binding on or affecting Party A, or any agreement signed with any third party; and

d.
This Agreement will be legally effective upon execution and Party A shall perform all of its obligations under this Agreement.

2.
At the execution of this Agreement, Party B warrants that:

a.
The Company is a limited liability company legally incorporated and existing under the laws of PRC;

b.
Party B has obtained all necessary and proper permits and authorizations for execution and performance of this Agreement;

c.
Neither the execution nor the performance of this Agreement by Party B shall violate any laws, regulations, government approvals, government announcements or other governmental documents by which Party B is bound or affected, or breach any agreement signed by Party B with any third party;

d.
This Agreement will be legally effective upon execution and shall perform all of its obligations under this Agreement;

e.
Except for the Equity Pledge Agreement executed simultaneously with the execution of this Agreement between Party A and Party B, Party B has not and will not create any mortgage, pledge or other security with respect to its equity interest in the Company, or enter into a sale or transfer agreement with any affiliate of Party A without the consent of Party A or enter into a sale or transfer agreement with a third party other than any affiliate of Party A;

f.
There is no pending or potential dispute, litigation, arbitration, administrative dispute or other legal dispute regarding the equity interests in the Company held by Party B or Party B;

g.
The Company has obtained and completed all governmental approvals, acknowledgements, permits and registrations necessary for its operation and ownership of its assets within its business scope;

h.
The Company has no pending or potential dispute, litigation, arbitration, administrative dispute or other legal dispute.

III
Special Representations and Warranties of Party B

1.
As the whole shareholder of the Company, until the expiration of the term of this Agreement Party B will warrant that the Company shall:

a.
Without the prior written consent of Party A, not supplement or amend the articles of association of the Company in any manner, or increase or decrease its registered capital or change its share capital structure in any manner;

b.
Maintain the Company's business operations prudently and effectively in accordance with good financial and business standards;

c.
Without the prior written consent of Party A, not transfer, mortgage or dispose of in any other manner any legitimate interest in the assets or revenue of the Company, or cause legal impediments to any security interest on the assets or revenue of the Company;

d.
Not create, inherit, guarantee or permit the existence of any debts, unless such debts are incurred by the Company in the ordinary course of business or have been approved or confirmed by Party A in advance;

e.
Not execute any material contract (meaning any contract which amount exceeding 200,000 RMB) without the prior written consent of Party A;

f.
Without the prior written consent of Party A, not provide any third party with any loan or security;

g.
To provide Party A with all the business information and financial status of the Company upon request by Party A;

h.
To purchase insurance from an insurance company acceptable to Party A, the amount and type of insurance shall be consistent with those provided by other companies operating similar businesses and owning similar assets in the place where the Company is located;

i.
Without the prior written consent of Party A, not to merge with, acquire assets or equity of, or otherwise invest in any third party;

j.
Immediately notify Party A of any litigation, arbitration or administrative disputes arising or likely in related to the assets, business or revenue of the Company, and shall not settle such disputes without the consent of Party A;

k.
Without the prior written consent of Party A, not to declare or distribute equity interests to its shareholders in any manner; upon request by Party A, to immediately distribute all distributable dividends to its shareholders;

l.
Strictly comply with the provisions of this Agreement, and prohibit any activity or omission that may affect the validity and enforceability of this Agreement;

m.
Without the prior written request or consent of Party A, not to appoint or replace any executive director or member of the board of directors, supervisor or other senior officers of the Company;

The Parties agree that if Party B holds less than 50% (excluding 50%) of the equity interest of the Company due to the purchase by Party A or any entity or individual designated by Party A of all or part of equity interest of the Company held by Party B, the portion of the representations and warranties under this Article beyond Party B's reasonable control shall no longer apply to Party B; provided, however, that Party B shall not consent to the Company or the other shareholders of the Company that may result in the breach of the representations and warranties of this Article.

2.
Party B warrants that it shall, until the expiration of the Term of this Agreement:

a.
Except as specified in the Equity Interest Pledge Agreement, without the prior written consent of Party A, not at any time, transfer, mortgage or in any other manner dispose its legal interest in the equity interest in the Company, or cause legal encumbrance of any security interest in such equity interest;

b.
Other than Party A or a third party designated by Party A, cause the director appointed by it not to approve the transfer, mortgage or other disposal of its legal interest in the equity interest in the Company, or cause legal encumbrance of any security interest in such equity interest;

c.
Without the prior written consent of Party A, prompt the directors appointed by it not to approve the merger of the Company with any third party, the purchase of assets or equity interest in or investment in any third party and not to make any resolutions or matters which are in violation of Party B covenants to Party A contained herein;

d.
Immediately notify Party A of any litigation, arbitration or administrative disputes arising or threatened in connection with his/her equity interest in the Company;

e.
Without the prior written consent of Party A, prohibit from doing or omitting to do any act that has or may have material effect on the assets, business or liabilities of the Company;

f.
Upon the request of Party A, appoint the individual designated by Party A as the director of the Company;

g.
To the extent permitted by the laws of the PRC, at the request of Party A at any time, promptly and unconditionally transfer all of his/her equity interest in the Company to Party A or a third party designated by Party A, and cause the other shareholders of the Company (if any) to waive their right of first refusal with respect to such transfer;

h.
To the extent permitted by the laws of the PRC, at any time upon the request of Party A, Party B shall use its efforts to cause the other shareholders of the Company (if any) to promptly and unconditionally transfer all of their equity interest in the Company to Party A or any entity or individual designated by Party A, and waive their right of first refusal with respect to such transfer;

i.
For the purpose of this Agreement, Party B shall use its best efforts to take such actions and execute such documents as Party A may deem necessary in good faith to achieve the purpose of this Agreement;

j.
Party B hereby expressly waives any right it may have under the PRC laws that may affect Party A's interests hereunder (including, without limitation, any relevant right of subrogation or prior consent (if any));

k.
Party B shall strictly abide by this Agreement and the Equity Interest Pledge Agreement, perform its obligations hereunder, and prohibit it from engaging in any activity or omission that may affect the effectiveness or enforceability of such agreements; Party A shall be responsible for assisting in completion of equity transfer registration formalities when Party A exercises its rights hereunder;

IV
Taxes and Expenses

Each Party shall pay all expenses that shall be borne by each Party in accordance with the relevant laws of the PRC, including but not limited to, the transfer and registration fees for the preparation and execution of this Agreement and the completion of the transactions hereunder, the transfer and registration fees for Party B's acquisition of equity interests and capital increase in the Company, etc.

V
Notices

Unless the addresses below are changed by written notice, notices in relation to this Agreement shall be delivered by hand, registered mail or facsimile to the following addresses. The notice shall be deemed received on the date stated on the acknowledgement of receipt of the registered mail if sent by registered mail, on the date of personal delivery if sent by personal delivery or on the date shown on the transmission confirmation slip if sent by facsimile, provided that the original copy shall be immediately thereafter delivered to the addresses set forth below by personal delivery or registered mail.

Party A: Shanghai JinPai E-Commerce Co., Ltd.

Address: Room 302-L, 3/F, 11, 1888 Lane, Caoyang Road, Putuo District, Shanghai

Postal Code: 200062

Attention: Wang Weiwei

Party B:

(1) Wang Weiwei

Address: Room 1301, Zhihui Plaza, No. 488 Wuning South Road, Shanghai

Postal Code: 200042

Attention: Wang Weiwei

(2) Zhang Lan

Address: Room 8, Entrance 2, Building 29, 9 Huangsi Avenue, Chaoyang District, Beijing

Postal Code: 100011

Attention: Zhang Lan

VI
Default Liabilities

1.
The Parties agree and confirm that, if Party B (the "Defaulting Party") is in material breach of any provisions herein or fails to perform any obligations hereunder in any material respect, such breach or failure shall constitute a default under this Agreement (the "Default"), which shall entitle Party A to request Defaulting Party to rectify or remedy such Default with a reasonable period of time. If the Defaulting Party fails to rectify or remedy such Default within the reasonable period of time or within ten (10) days of Party A's written notice requesting for such rectification or remedy, Party A shall be entitled to elect any one or more of the following remedial actions: (a) to terminate this Agreement and request the Defaulting Party to fully compensate its losses and damages; (b) to request the specific performance by the Defaulting Party of its obligations hereunder and request the Defaulting Party to fully compensate non-defaulting Party's losses and damages; or (c) to enforce the pledge under the Equity Pledge Agreement by selling, auctioning or exchanging the pledged equity thereunder and receive payment in priority from the proceeds derived therefrom, and in the meantime, request the Defaulting Party to fully compensate non-defaulting Party for any losses as a result thereof.

2.
The Parties agree and confirm that in no event shall Party B require to terminate this Agreement for any reason.

3.
The rights and remedies provided in this Agreement shall be cumulative and shall not affect any other rights and remedies stipulated at law.

4.
Notwithstanding otherwise provided under this Agreement, the validity of this Article shall not be affect by the suspension or termination of this Agreement.

VII
Applicable Law and Dispute Resolution

1.
The effectiveness, interpretation, performance of this Agreement and the dispute resolution shall be governed by the laws of the PRC.

2.
Any disputes arising from the performance of this Agreement or in connection with this Agreement shall be resolved through mutual consultation and the disputes cannot be resolved within 30 days after such consultation, any party may submit the disputes to China International Economic and Trade Arbitration Commission for arbitration in Shanghai by three arbitrators appointed in accordance with the rules of the commission. The arbitral award is final and binding upon any of the Parties.

3.
During the period when a dispute is being resolved, except for the matters in dispute, the Parties shall continue to perform the other terms of this Agreement.

VIII
Miscellaneous

1.
This Agreement shall take effect upon the signature or seal by both Parties, and shall be terminated after all the equity interest held by Party B in the Company has been legally transferred to Party A and/or a third party designated by it in accordance with this Agreement. With respect to any party of Party B, after all of its equity interest in the Company has been legally transferred to Party A and/or a third party designated by it in accordance with this Agreement, such party shall cease to be a Party to this Agreement, but this Agreement shall continue to be binding upon the other Parties.

2.
The successors to the Parties shall succeed to the rights and obligations hereof as if they were each Party to this Agreement.

3.
This Agreement constitutes the entire and exclusive agreement and document reached by the Parties with respect to the subject matter hereof, and shall supersede all previous oral or written agreements, contracts, understandings and communications among the Parties in respect of the same. Any amendment and supplement to this Agreement shall require a written agreement separately executed by the Parties.

4.
The invalidity of any part of this Agreement shall not affect the validity of the other parts of this Agreement.

5.
This Agreement is made in three (3) counterparts in Chinese with the same legal effect. Each Party shall hold one counterpart. Each Party may make any duplicate copies as needed.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF the parties hereof have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

Party A: Shanghai Jinpai E-Commerce Co., Ltd.(Seal)

Authorized Representative: Wang Weiwei

Signature:/Wang Weiwei/

Party B:

Wang Weiwei

Signature:/Wang Weiwei/

Zhang Lan

Signature:/Zhang Lan/

Appendix I

Power of Attorney

Whereas, Wang Weiwei (Citizen of PRC, ID number: 310110197902011642) and Zhang Lan(Citizen of PRC, ID number: 110105197412308728) (Collectively, the “Assignors”), and Shanghai Jinpai E-Commerce Co., Ltd. (the “WFOE”), a wholly foreign-owned limited liability company incorporated and existing under the laws of the PRC, with its legal address is Room 302-L, 3/F, 11, 1888 Lane, Caoyang Road, Putuo District, Shanghai, signed the Exclusive Equity Option Agreement (the “Exclusive Equity Option Agreement”) on March 1,2022. According to the provisions of item F, Section 2 of Article 1 of the agreement, the Assignor need to issue a power of attorney to the WFOE or any person designated by the WFOE (the “Assignee”). Based on the above agreement of Exclusive Equity Option Agreement, the Assignor hereby issue this Power of Attorney to the Assignee.

The Assignors hereby assign the Assignee:

1. On behalf of the Assignors, sign any and all legal documents required to enable the Assignee to obtain all the transferred equity without legal defects in accordance with the Exclusive Equity Option Agreement; and

2. When necessary, this Power of Attorney shall be submitted to relevant government authorities.

This Power of Attorney is valid for 10 years from March 1, 2022. The Power of Attorney shall be kept by the Assignee, and the Assignee may require the Assignors to sign multiple copies of the Power of Attorney at any time when necessary.

Assignors:

Wang Weiwei

Signature:/Wang Weiwei/

Zhang Lan

Signature:/Zhang Lan/